UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 22, 2015 (June 18, 2015)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Westwood Place, Suite 400, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 22, 2015, Brookdale Senior Living Inc. (the "Company") announced that Mark Ohlendorf, the Company's President and Chief Financial Officer, will transition from his current dual roles to focus on an enhanced role as President.  Mr. Ohlendorf will continue to serve as the Company's Chief Financial Officer until a successor is appointed.

The Company also announced that Gregory Richard, the Company's Chief Operating Officer, will step down effective September 30, 2015.  Mr. Richard will continue to serve as the Company's Chief Operating Officer until such time, or such earlier time that a successor is appointed.  Upon Mr. Richard's separation from the Company, he will be entitled to receive payments associated with a separation by the Company without cause pursuant to the terms of the Company's Tier I Severance Pay Policy, as amended, and his outstanding equity awards issued under the Company's Omnibus Stock Incentive Plan, as amended, and 2014 Omnibus Incentive Plan will be entitled to receive the treatment associated with a termination by the Company without cause pursuant to the terms of his existing restricted share agreements, in each case subject to the terms and conditions of such plans and agreements.

The Company has initiated a search process to identify a new Chief Financial Officer and a new Chief Operating Officer, and has retained Heidrick & Struggles, a leading executive search firm, to assist in this process.  The Company will consider both external and internal candidates.

Section 7 — Regulation FD

Item 7.01      Regulation FD Disclosure.

On June 22, 2015, the Company issued a press release announcing the leadership changes described in Item 5.02.  A copy of the press release is furnished herewith as Exhibit 99.1.

Section 9 — Financial Statements and Exhibits

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated June 22, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	June 22, 2015	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Senior Vice President, Co-General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated June 22, 2015